 AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into and made effective as of September 1, 2023, by and between APPLIED UV, INC., a Delaware corporation (the “Company”) and APPLIED UV, INC., a Nevada corporation and a wholly owned subsidiary of the Company (“Newco”).

RECITALS

WHEREAS, the Company, whose shares of common stock, par value $0.0001 per share, and 10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), desires to re-domesticate as a Nevada corporation (the “Re-Domestication”). The Company has formed Newco in order to effect the Re-Domestication; and

WHEREAS,

the Board of Directors of each of the Company and Newco deems it advisable and in the best interests of such corporations and their respective stockholders, that the Company be merged with and into Newco, upon the terms and subject to the conditions herein stated, and that Newco be the surviving corporation (the “Merger”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER; EFFECTIVE TIME

1.1  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Newco whereupon the separate existence of the Company shall cease. Newco shall be the surviving corporation (the “Surviving Corporation”) in the Merger and shall continue to be governed by the laws of the State of Nevada. The Merger shall have the effects specified in the Delaware General Corporation Law (the “DGCL”) and in Chapter 78 of the Nevada Revised Statutes, as amended, and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal, or mixed), rights, privileges, franchises, immunities, and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations, and restrictions of every kind and description of the Company, including, without limitation, all outstanding indebtedness of the Company.

1.2 Effective Time. Provided that the conditions set forth in Section 5.1 have been fulfilled in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Merger, the Company and Newco shall cause the Articles of Merger (the “Nevada Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada and a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time specified in the Nevada Articles of Merger and the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE II

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

2.1 The Articles of Incorporation. The Articles of Incorporation of Newco in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

2.2 The Bylaws. The Bylaws of Newco in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

3.1 Officers. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal.

3.2 Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal.

ARTICLE IV

EFFECT OF MERGER ON CAPITAL STOCK

4.1 Effect of Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Newco, or the stockholders of the Company:

(a)  Each share of common stock of the Company, par value $0.0001 per share, shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of common stock, par value $0.0001, of Newco (“Nevada Common Stock”), with the same rights, powers, and privileges as the shares so converted and all shares of common stock of the Company shall be cancelled and retired and shall cease to exist.

(b)  Each share of Series X Voting Preferred Stock, par value $0.0001 per share, of the Company (“Series X Preferred Stock”), shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series X Voting Preferred Stock, par value $0.0001, of Newco (“Nevada Series X Voting Preferred Stock”), with the same rights, powers, and privileges as the shares so converted and all shares of Nevada Series X Voting Preferred Stock of the Company shall be cancelled and retired and shall cease to exist.

(c)  Each share of Series A Preferred Stock shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series A Preferred Stock, par value $0.0001, of Newco (“Nevada Series A Preferred Stock”), with the same rights, powers, and privileges as the shares so converted and all shares of Nevada Series A Preferred Stock of the Company shall be cancelled and retired and shall cease to exist.

(d)  Each share of 2% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share, of the Company, (“Series B Preferred Stock”), shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of 2% Series B Cumulative Perpetual Preferred Stock, par value $0.0001, of Newco (“Nevada Series B Preferred Stock”), with the same rights, powers, and privileges as the shares so converted and all shares of Nevada Series B Preferred Stock of the Company shall be cancelled and retired and shall cease to exist.

(e)  Each share of 5% Series C Cumulative Perpetual Preferred Stock, par value $0.0001 per share, of the Company, (“Series C Preferred Stock”), shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of 5% Series C Cumulative Perpetual Preferred Stock, par value $0.0001, of Newco (“Nevada Series C Preferred Stock”), with the same rights, powers, and privileges as the shares so converted and all shares of Nevada Series C Preferred Stock of the Company shall be cancelled and retired and shall cease to exist.

(f)  The Surviving Corporation shall assume the Applied UV Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”) and the Applied UV Inc. 2023 Equity Incentive Plan (the “2023 Plan” and, together with the 2020 Plan, the “Plans”). Each option, warrant, or other security, including any equity awards granted under the Plans, or promissory note or right of the Company issued and outstanding immediately prior to the Effective Time shall be (i) converted into and shall be an identical security, promissory note, or right of Newco, and (ii) in the case of securities, promissory notes, or other rights to acquire common stock, converted into the right to acquire the number of shares of Nevada common stock equal to the number of shares of Delaware common stock that were acquirable pursuant to such option, warrant, other security, promissory note, or right at the Effective Time. The same number of shares of Nevada common stock shall be reserved for purposes of the exercise of such options, warrants, other securities, promissory notes, or rights as is equal to the number of shares of the common stock so reserved as of the Effective Time. A number of shares of the 2020 Plan and the 2023 Plan shall be reserved for issuance under the Plans equal to the number of shares of Delaware common stock that were reserved immediately prior to the Effective Time.

(g)  Each share of Nevada Common Stock owned by the Company shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

4.2 Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of Delaware common stock, or options, warrants, or other securities of the Company shall be deemed for all purposes to evidence ownership of and to represent a number of shares of Nevada Common Stock equal to the number of shares of Delaware common stock represented thereby, and in the case of options, warrants, or other securities, shall be deemed for all purposes to evidence ownership of and represent an equal number of options, warrants, or other securities of Newco, as the case may be into which the options, warrants, or other securities of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware common stock, options, warrants, or other securities of Newco, as the case may be, evidenced by such outstanding certificate, as above provided. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of Series X Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent a number of shares of Nevada Series X Preferred Stock, Nevada Series A Preferred Stock, Nevada Series B Preferred Stock, and Nevada Series C Preferred Stock equal to the number of shares of Series X Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock represented thereby, respectively.

ARTICLE V

CONDITIONS

5.1 Shareholder Approval of Merger. The respective obligation of each party hereto to effect the Merger is subject to approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of the common stock of the Company.

5.2 Information Statement. The Company shall file with the Securities and Exchange Commission and distribute to its stockholders an information statement pursuant to Regulation 14C of the Exchange Act advising the Company’s stockholders of the approval of the Merger and the requisite waiting period shall have elapsed.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, if the Board of Directors of the Company or the Board of Directors of Newco determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of the Company or Newco, respectively, and its stockholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or Newco, or any of their respective stockholders, directors, or officers.

ARTICLE VII

MISCELLANEOUS AND GENERAL

7.1 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of common stock of the Company shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of the Company, (ii) alter or change any provision of the articles of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

7.2 Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

7.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations, and warranties both written and oral, among the parties, with respect to the subject matter hereof.

7.4 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.6.  Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

COMPANY

APPLIED UV, INC.,

a Delaware corporation

By: /s/ Max Munn

Name: Max Munn

Title: Chief Executive Officer

NEWCO

APPLIED UV, INC., a Nevada corporation

By: /s/ Max Munn

Name: Max Munn

Title: President

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